Exhibit 10.1

INSIDER SUPPORT AGREEMENT

THIS INSIDER SUPPORT AGREEMENT (this “Agreement”) is entered into as of December 2, 2024, by and between Target Global Acquisition I Corp., a Cayman Islands exempted company (“Acquiror”), VenHub Global, Inc., a Delaware corporation (the “Company”) and the undersigned shareholders of the Acquiror (each, a “Shareholder”). Capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

RECITALS

WHEREAS, it is contemplated that, pursuant to the Agreement and Plan of Merger, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), by and among Acquiror, Vital Merger Sub 1 Corp., a Delaware corporation and a direct, wholly owned Subsidiary of Acquiror (“Merger Sub 1”), Vital Merger Sub 2 LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of Acquiror (“Merger Sub 2”, together with First Merger Sub, the “Merger Subs”), and the Company, among other things, (i) Merger Sub 1 will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the “Surviving Acquisition Corporation”), and (ii) immediately following the First Merger, as part of the same overall transaction as the First Merger, the Surviving Acquisition Corporation will merge with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub 2 being the surviving company of the Second Merger (the “Second Surviving Entity”), and as a result of which the Second Surviving Entity will become a wholly owned Subsidiary of Acquiror;

WHEREAS, as of the date hereof, the Shareholder is the record holder, and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of, and has full voting power over, the number of Acquiror Ordinary Shares set forth on Schedule 1 attached hereto (and, together with any additional equity interests in which the Shareholder has or hereafter acquires record and beneficial ownership of, or voting power over, including by purchase, as a result of a stock dividend, stock split, recapitalization (including the Recapitalization), combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities (including Acquiror Warrants), the “Subject Equity Securities”);

WHEREAS, the Shareholder acknowledges that the Shareholder will receive substantial benefits from the consummation of the transactions contemplated by the Merger Agreement, and that, as a condition and material inducement to Acquiror’s and Merger Subs’ willingness to enter into the Merger Agreement, the Shareholder, as well as the other Acquiror Shareholders which collectively hold (together with the Subject Equity Securities held by the Shareholder) not less than the sufficient number, type and classes of equity interests in order to approve the Transactions (including, without limitation, the Mergers), enter into Insider Support Agreements concurrently with the execution and delivery of the Merger Agreement, and, in order to induce the Company to enter into the Merger Agreement and consummate the Transactions (including, without limitation, the Mergers), the Shareholder is willing to enter into this Agreement;

WHEREAS, the representations, warranties, covenants and other agreements set forth herein were a material inducement to the Company to enter into the Merger Agreement and to perform its obligations thereunder; and

WHEREAS, the Company is relying on the representations, warranties, covenants and other agreements of this Agreement and the Company would not enter into the Merger Agreement or be willing to consummate the Mergers without the representations, warranties, covenants and other agreements of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

Section 1 Voting.

(a) Subject to the earlier termination of this Agreement in accordance with Section 3, the Shareholder, solely in its capacity as a holder of the Subject Equity Securities, hereby agrees, during the period beginning on the date of this Agreement and ending on the Termination Date (as defined below) (the “Applicable Period”), at each meeting of the Acquiror Shareholders (a “Meeting”) and at each adjournment or postponement thereof, and in connection with each action or approval by consent in writing of the Acquiror Shareholders (including the Shareholders), to cause to be present in person or represented by proxy and to vote or cause to be voted (or express consent or dissent in writing, as applicable), and not to withdraw or rescind such vote or take action to make such vote ineffective, the Subject Equity Securities that are entitled to vote (or express consent or dissent in writing, as applicable), in each case as follows:

(i) in favor of any proposal to approve and adopt the Merger Agreement and the other Transaction Agreements and approve any other matters necessary for consummation of the Transactions and the other transactions contemplated by the Merger Agreement and the other Transaction Agreements, including the Mergers and the Delaware Domestication;

(ii) in favor of any proposal to adjourn a Meeting at which there is a proposal to adopt the Merger Agreement and the other Transaction Agreements to a later date if there are not sufficient votes to adopt the Merger Agreement and the other Transaction Agreements or if there are not sufficient Acquiror Shareholders present in person or represented by proxy at such Meeting to constitute a quorum;

(iii) against any proposal for any amendment or modification of Acquiror’s current Acquiror Organizational Documents that would change the voting rights of any Acquiror Shareholders or the number of votes required to approve any proposal, including the vote required to adopt the Merger Agreement and the other Transaction Agreements (provided that this foregoing clause (iii) shall not prevent the approval and adoption of the Delaware Domestication); and

(iv) against any action, transaction or agreement that would reasonably be expected to prevent, delay or impair consummation of the Transactions in any material respect.

(b) The Shareholder agrees not to enter into any commitment, agreement, understanding or similar arrangement with any Person to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of this Section 1.

Section 2 Waiver of Certain Rights.

(a) Subject to the earlier termination of this Agreement in accordance with Section 3, the Shareholder, solely in its capacity as a holder of the Subject Equity Securities, hereby irrevocably and unconditionally waives and agrees not to exercise any consent rights (other than consent rights exercised in a manner consistent with Section 1), preemptive rights, rights of first refusal, rights of first offer or similar rights that the Shareholder may have under the Acquiror Organizational Documents, in each case that would be triggered by virtue of the consummation of the Transactions (including, without limitation, the Mergers or the Delaware Domestication).

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Section 3 Termination.

(a) Subject to Section 3(b), this Agreement shall terminate upon the earliest of: (i) the Acquisition Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms; and (iii) the time this Agreement is terminated upon the mutual written agreement of Acquiror and the Shareholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”).

(b) Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, that the provisions set forth in Section 2 in each of the foregoing cases and solely in the case of termination under clause (i) of Section 3(a)), Section 6(a), Section 6(b), and Section 7 shall survive the termination of this Agreement; provided, further, that termination of this Agreement shall not relieve any party hereto from any liability for any willful or intentional breach of this Agreement prior to such termination.

(c) The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

Section 4 Representations and Warranties of the Shareholder.

(a) The Shareholder hereby represents and warrants to the Company that the Subject Equity Securities set forth on Schedule 1 attached hereto constitute all of the Acquiror Ordinary Shares and other equity interests held of record or beneficially owned by the Shareholder or with respect to which the Shareholder has voting power, in each case as of the date hereof. The Shareholder is the record holder and beneficial owner of all of its Subject Equity Securities and has, and shall have throughout the Applicable Period (including as of the Acquisition Effective Time), full voting power and power of disposition with respect to all such Subject Equity Securities, in each case free and clear of any Liens, except for any such Liens that may be imposed pursuant to (i) this Agreement, (ii) any applicable restrictions on transfer under U.S. state or federal securities or “blue sky” Laws or (iii) the Acquiror Organizational Documents. No Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shareholder’s Subject Equity Securities other than pursuant to the Merger Agreement, as set forth in the Acquiror Organizational Documents.

(b) In the event that the Shareholder is an individual, the Shareholder has full power, right and legal capacity to execute and deliver this Agreement and the Transaction Agreements to which it is a party and to perform his or her obligations hereunder and thereunder and to consummate the Transactions. In the event that the Shareholder is a legal entity, (i) the Shareholder is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization and has the requisite corporate, limited liability company or other entity power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder, (ii) the execution, delivery and performance by the Shareholder of this Agreement and its obligations hereunder have been duly and validly authorized by the Shareholder and no other act or proceeding on the part of the Shareholder is necessary to authorize the execution, delivery or performance of this Agreement, and (iii) this Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by each other party hereto, constitutes a valid and binding obligation of the Shareholder, enforceable in accordance with its terms, subject to the Enforceability Exceptions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (x) if the Shareholder is a legal entity, conflict with or result in any material breach of any provision of the organizational documents of the Shareholder, (y) require any material filing with, or the obtaining of any material consent or material approval of, any Governmental Authority by the Shareholder (other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act and other than those set forth as conditions to closing in the Merger Agreement), or (z) with or without notice, lapse of time or

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both, breach or violate in any material respect, or terminate (or create a right of termination or acceleration of), or cause a material default under, any material Contract to which the Shareholder is party or violate any material Law applicable to the Shareholder, except, in the case of the foregoing clauses (y) and (z), for breaches, violations, terminations or accelerations which would not, individually or in the aggregate, reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement.

(c) As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, (i) there are no Actions pending or, to the knowledge of the Shareholder, threatened against the Shareholder or any of its Affiliates and (ii) neither the Shareholder nor any of its Affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Authority.

(d) The Shareholder has read this Agreement, had the opportunity to consult legal counsel prior to entering into this Agreement, and fully and completely understands this Agreement.

(e) The Shareholder understands and acknowledges that the Company is relying upon the Shareholder’s execution, delivery and performance of this Agreement and upon the representations and warranties and covenants of the Shareholder contained in this Agreement.

(f) No agent, broker, investment banker, finder or other intermediary is or shall be entitled to any fee or commission or reimbursement of expenses from Acquiror, Merger Subs or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder.

(g) Except for the representations and warranties made by the Shareholder in this Section 4, or as may be set forth in any other Transaction Agreement, neither the Shareholder nor any other Person makes any express or implied representation or warranty to Acquiror in connection with this Agreement or the transactions contemplated by this Agreement, and the Shareholder expressly disclaims any such other representations or warranties.

Section 5 Merger Agreement Obligations.

(a) Until the Termination Date, the Shareholder hereby agrees to be bound by the terms and conditions set forth in (i) Section VII.5(b) (Confidentiality; Publicity), and (ii) to the extent applicable to any of the foregoing, the remaining provisions of Article X (Miscellaneous) of the Merger Agreement (and any relevant definitions used in such Sections) fully and to the same extent as if the Shareholder was a party and signatory to such provisions of the Merger Agreement.

(b) Notwithstanding anything in this Agreement to the contrary: (i) the Shareholder shall not be responsible for the actions of Acquiror or Acquiror board of directors (or any committee thereof), or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Acquiror Related Parties”), with respect to any of the matters contemplated by Section 5(a); (ii) the Shareholder makes no representations or warranties with respect to the actions of any of the Acquiror Related Parties; and (iii) any breach by Acquiror of its obligations under Section VII.5(b) of the Merger Agreement shall not, in and of itself, be considered a breach of Section 5(a) (it being understood for the avoidance of doubt that the Shareholder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Acquiror Related Party) of Section 5(a)).

(c) Until the Termination Date, CIIG Management III LLC and Target Global Sponsor Ltd. hereby agree to be bound by the terms and conditions set forth in (i) Section II.8(b) (Closing; Closing Share Consideration), and (ii) to the extent applicable to any of the foregoing, the remaining provisions of Article X (Miscellaneous) of the Merger Agreement (and any relevant definitions used in such Sections) fully and to the same extent as if each of CIIG Management III LLC and Target Global Sponsor Ltd. was a party and signatory to such provisions of the Merger Agreement.]

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Section 6 Covenants.

(a) Acknowledgment. THE SHAREHOLDER ACKNOWLEDGES AND AGREES THAT THE SHAREHOLDER IS ENTERING INTO THIS AGREEMENT ON THE SHAREHOLDER’S OWN FREE WILL AND NOT UNDER ANY DURESS OR UNDUE INFLUENCE. THE SHAREHOLDER HAS ENTERED INTO THIS AGREEMENT FREELY AND WITHOUT COERCION, THE SHAREHOLDER HAS BEEN ADVISED BY THE COMPANY AND ACQUIROR TO CONSULT WITH COUNSEL OF THE SHAREHOLDER’S CHOICE WITH REGARD TO THE EXECUTION OF THIS AGREEMENT AND THE SHAREHOLDER’S COVENANTS HEREUNDER, THE SHAREHOLDER HAS HAD AN ADEQUATE OPPORTUNITY TO CONSULT WITH SUCH COUNSEL AND EITHER SO CONSULTED OR FREELY DETERMINED IN THE SHAREHOLDER’S OWN DISCRETION NOT TO SO CONSULT WITH SUCH COUNSEL, THE SHAREHOLDER UNDERSTANDS THAT ACQUIROR AND THE COMPANY HAS BEEN ADVISED BY COUNSEL, AND THE SHAREHOLDER HAS READ THIS AGREEMENT AND THE MERGER AGREEMENT AND FULLY AND COMPLETELY UNDERSTANDS THIS AGREEMENT AND THE MERGER AGREEMENT AND EACH OF THE SHAREHOLDER’S REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER AGREEMENTS HEREUNDER AND THEREUNDER. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED AS HAVING BEEN DRAFTED JOINTLY BY THE SHAREHOLDER, THE COMPANY AND ACQUIROR AND NO PRESUMPTION OR BURDEN OF PROOF SHALL ARISE FAVORING OR DISFAVORING ANY PARTY HERETO BY VIRTUE OF THE AUTHORSHIP OF ANY OR ALL OF THE PROVISIONS OF THIS AGREEMENT.

(b) Disclosure. The Shareholder hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure required by the SEC the Shareholder’s identity and ownership of the Subject Equity Securities and the nature of the Shareholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and Acquiror have provided the Shareholder with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and Acquiror will consider in good faith.

(c) Waiver of Anti-Dilution Rights. Subject to the satisfaction or waiver of each of the conditions to Closing set forth in Article VIII of the Merger Agreement, and solely in connection with the transactions described herein the Shareholders party hereto hereby irrevocably and unconditionally waive and agree not to assert, claim or perfect any rights to adjustment or other anti-dilution protection with respect to the rate that the Acquiror Ordinary Shares held by him, her or it converts pursuant to Article 17.3 of the Acquiror Articles of Association or any other anti-dilution protections or other adjustment or similar protection that arise in connection with the issuance of equity securities of Acquiror.

(d) Acquiror Warrants. Target Global Sponsor Ltd. acknowledges and agrees that, unless otherwise approved by the Company, the Private Placement Warrants (as defined in the Warrant Agreement) held by Target Global Sponsor Ltd. shall be exercised for cash upon the Sponsor Exercise Fair Market Value (as defined in Section 3.3.1(c) of the Warrant Agreement) equaling $15.00 per share and will be redeemable similar to the Public Warrants (as defined in Section 3.3.1(c) of the Warrant Agreement) provided that the $18.00 Reference Value (as defined in the Warrant Agreement) will be replaced by a $15.00 Reference Value.

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Section 7 General Provisions.

(a) Amendment; Waiver. This Agreement may not be amended except by a written instrument signed by Acquiror, the Company and the Shareholder. No failure or delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver of any provision or default under, nor consent to any exception to, this Agreement shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver or consent and then only to the specific purpose, extent and instance so provided.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received); or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to Acquiror, to:

Target Global Acquisition I Corp.

PO Box 10176

Governor’s Square 23

Lime Tree Bay Avenue, Grand Cayman

KY1-1102, Cayman Islands

Attention Michael Minnick

E-mail:

with a copy (which shall not constitute notice) to:

Orrick Herrington & Sutcliffe LLP

51 West 52nd Street

New York, NY 10019

Attention: Alice Hsu

E-mail:

if to the Shareholder, to:

the address or addresses listed on the signature page hereto with a copy (which shall not constitute notice) to:

Orrick Herrington & Sutcliffe LLP

51 West 52nd Street

New York, NY 10019

Attention: Alice Hsu

E-mail:

if to the Company, to:

VenHub Global, Inc.

518 S Fair Oaks Avenue

Pasadena, CA 91105

Attention: Shahan Ohanessian

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E-mail:

with a copy (which shall not constitute notice) to:

Smith Eilers, PLLC

149 South Lexington Avenue

Asheville, NC 28801

Attention: William Eilers

E-mail:

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

(c) Interpretation. Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include”, “includes,” “including” and words of similar import do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”, (iv) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) the term “or” will not be deemed to be exclusive, (vi) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (vii) the terms “day” and “days” mean and refer to calendar day(s), (viii) the terms “year” and “years” mean and refer to calendar year(s), (ix) references to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder, (x) references to any person include the successors and permitted assigns of that person, and (xi) references from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. All Section and Schedule references herein are to Sections and Schedules of this Agreement, unless otherwise specified. Each of the parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The Shareholder acknowledges that Orrick, Herington & Sutcliffe LLP is acting as counsel to Acquiror in connection with the Merger Agreement and the Transactions, and is not acting as counsel to the Shareholder.

(d) Section Headings; Defined Terms. The Section headings contained in this Agreement are exclusively for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The defined terms contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining a party’s intent or the effectiveness of such signature.

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(f) Entire Agreement; No Third Party Beneficiaries. This Agreement executed by the Shareholder and the provisions of the Merger Agreement referenced in Section 5 herein to which the Shareholder has expressly agreed to be bound constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes all other prior agreements, and understandings, whether oral or written, relating to the subject matter of this Agreement, and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, the Company and Acquiror shall be an express third party beneficiary with respect to Section 5 hereof. For the avoidance of doubt, this Agreement does not and shall not affect any prior understandings, agreements or representations with respect to any similar subject matter entered into in connection with or as a result of the Shareholder’s direct or indirect ownership of any Acquiror Ordinary Shares or any provision of services to Acquiror.

(g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

(h) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party hereto without the prior written consent of the other party hereto. Any purported assignment in violation of this Section 7(h) shall be null and void ab initio.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including Actions related hereto), including matters of validity, construction, effect, performance and remedies.

(j) Consent to Jurisdiction, Etc. Each party hereto hereby and any Person asserting rights as a third party beneficiary may do so only if he, she or it irrevocably agrees that any Action shall be brought only to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, the U.S. District Court for the District of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period an Action that is filed in accordance with this Section 9(j) is pending before a court, all actions, suits or proceedings with respect to such Action or any other Action, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any Person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Action, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 9(j) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT

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IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(k) Specific Performance. The Shareholder agrees that irreparable damage would occur for which monetary damages, even if available, would not be an adequate remedy in the event that the Shareholder does not perform its obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Shareholder acknowledges and agrees that the Company and Acquiror shall therefore be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any action instituted in any court in the United States or in any state or province having jurisdiction over the parties hereto and the matter in addition to any other remedy to which they may be entitled pursuant hereto, and that such explicit rights of specific enforcement are an integral part of the transactions contemplated by this Agreement and without such rights, Acquiror and the Company would not have entered into this Agreement. The Shareholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that Acquiror and the Company have an adequate monetary or other remedy at law. The Shareholder acknowledges and agrees that if Acquiror or the Company seeks an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement, Acquiror and the Company shall not be required to provide any bond or other security in connection with any such order or injunction.

(l) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Equity Securities of the Shareholder. All rights, ownership and economic benefits (but excluding, for the avoidance of doubt, any voting rights to the extent described herein) of and relating to the Subject Equity Securities of the Shareholder shall remain fully vested in and belong to the Shareholder, and Acquiror and the Company shall have no authority to direct the Shareholder in the voting or disposition of any of the Subject Equity Securities, except as otherwise provided herein.

(m) Capacity as a Stockholder. Notwithstanding anything herein to the contrary, the Shareholder signs this Agreement solely in the Shareholder’s capacity as a holder of the Subject Equity Securities, and not in any other capacity (including as an officer or director of Acquiror) and this Agreement shall not limit or otherwise affect the actions of the Shareholder (or any affiliate, employee or designee of the Shareholder) in his or her capacity, if applicable, as an officer or director of Acquiror or any other Person.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

ACQUIROR:

TARGET GLOBAL ACQUISITION I CORP.

By:	/s/ Michael Minnick
Name:	Michael Minnick
Title:	Chief Executive Officer

[Signature Page to Insider Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

COMPANY:

VenHub Global, Inc.

By:	/s/ Shahan Ohanessian
Name:	Shahan Ohanessian
Title:	Chief Executive Officer

[Signature Page to Insider Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

SHAREHOLDER:

CIIG Management III LLC

By:	/s/ Michael Minnick
Name:	Michael Minnick
Title:	Authorized Individual

NOTICE INFORMATION:
CIIG Management III LLC 40 West 57th Street, 29th Floor, New York, New York 10019 Attention: Michael Minnick

Email:

[Signature Page to Insider Support Agreement]

SHAREHOLDER:

Target Global Sponsor Ltd.

By:	/s/ Heiko Dimmerling
Name:	Heiko Dimmerling
Title:	Authorized Representative

NOTICE INFORMATION:
Target Global Sponsor Ltd. PO Box 10176, Governor’s Square, 23 Lime Tree Bay Avenue, Grand Cayman, KY1-1002, Cayman Islands

Email:

SHAREHOLDER:

Gerhard Cromme

By:	/s/ Gerhard Cromme
Name:	Gerhard Cromme
Title:	Director

NOTICE INFORMATION:
Target Global Acquisition I Corp. PO Box 10176, Governor’s Square, 23 Lime Tree Bay Avenue, Grand Cayman, KY1-1002, Cayman Islands

Email:

SHAREHOLDER:

Heiko Dimmerling

By:	/s/ Heiko Dimmerling
Name:	Heiko Dimmerling
Title:	Director

NOTICE INFORMATION:
Target Global Acquisition I Corp. PO Box 10176, Governor’s Square, 23 Lime Tree Bay Avenue, Grand Cayman, KY1-1002, Cayman Islands

Email:

SHAREHOLDER:

Michael Abbott

By:	/s/ Michael Abbott
Name:	Michael Abbott
Title:	Director

NOTICE INFORMATION:
Target Global Acquisition I Corp. PO Box 10176, Governor’s Square, 23 Lime Tree Bay Avenue, Grand Cayman, KY1-1002, Cayman Islands

Email:

SHAREHOLDER:

Lars Hinrichs

By:	/s/ Lars Hinrichs
Name:	Lars Hinrichs
Title:	Director

NOTICE INFORMATION:
Target Global Acquisition I Corp. PO Box 10176, Governor’s Square, 23 Lime Tree Bay Avenue, Grand Cayman, KY1-1002, Cayman Islands

Email:

SHAREHOLDER:

Sigal Regev

By:	/s/ Sigal Regev
Name:	Sigal Regev
Title:	Director

NOTICE INFORMATION:
Target Global Acquisition I Corp. PO Box 10176, Governor’s Square, 23 Lime Tree Bay Avenue, Grand Cayman, KY1-1002, Cayman Islands

Email:

SHAREHOLDER:

Shmuel Chafets

By:	/s/ Shmuel Chafets
Name:	Shmuel Chafets

NOTICE INFORMATION:
Target Global Sponsor Ltd. PO Box 10176, Governor’s Square, 23 Lime Tree Bay Avenue, Grand Cayman, KY1-1002, Cayman Islands

Email:

SHAREHOLDER:

Yaron Valler

By:	/s/ Yaron Valler
Name:	Yaron Valler

NOTICE INFORMATION:
Target Global Sponsor Ltd. PO Box 10176, Governor’s Square, 23 Lime Tree Bay Avenue, Grand Cayman, KY1-1002, Cayman Islands

Email:

SCHEDULE 1

SUBJECT EQUITY SECURITIES

Shareholder	Class, Number and Type of Share
CIIG Management III LLC	3,533,191 Shares of Acquiror Class A Ordinary Shares
17,500 Shares of Acquiror Class B Ordinary Shares
0 Acquiror Warrants, exercise price of $11.50
Target Global Sponsor Ltd.	1,514,224 Shares of Acquiror Class A Ordinary Shares
7,500 Shares of Acquiror Class B Ordinary Shares
7,063,909 Acquiror Warrants, exercise price of $11.50
Gerhard Cromme	100,000 Shares of Acquiror Class A Ordinary Shares
0 Shares of Acquiror Class B Ordinary Shares
0 Acquiror Warrants, exercise price of $11.50
Heiko Dimmerling	25,000 Shares of Acquiror Class A Ordinary Shares
0 Shares of Acquiror Class B Ordinary Shares
0 Acquiror Warrants, exercise price of $11.50
Michael Abbott	25,000 Shares of Acquiror Class A Ordinary Shares
0 Shares of Acquiror Class B Ordinary Shares
0 Acquiror Warrants, exercise price of $11.50
Lars Hinrichs	25,000 Shares of Acquiror Class A Ordinary Shares
0 Shares of Acquiror Class B Ordinary Shares
0 Acquiror Warrants, exercise price of $11.50
Sigal Regev	25,000 Shares of Acquiror Class A Ordinary Shares
0 Shares of Acquiror Class B Ordinary Shares
0 Acquiror Warrants, exercise price of $11.50
Shmuel Chafets	100,000 Shares of Acquiror Class A Ordinary Shares
0 Shares of Acquiror Class B Ordinary Shares
0 Acquiror Warrants, exercise price of $11.50
Yaron Valler	0 Shares of Acquiror Class A Ordinary Shares
0 Shares of Acquiror Class B Ordinary Shares
0 Acquiror Warrants, exercise price of $11.50

Schedule 1